Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference into the Company's registration statement on Form S-8, filed with the Commission on August 16, 2001 (333-67738), the Company's registration statement on Form S-8, filed with the Commission on May 30, 2003 (333-105681), the Company’s registration statement on Form S-8, filed with the Commission on February 15, 2013 (333-186696), the Company’s registration statement on Form S-8, filed with the Commission on June 14, 2013 (333-189345), the Company’s registration statement on Form S-8, filed with the Commission on August 10, 2015 (333-206259), and the Company's registration statement on Form S-3 filed with the Commission on July 28, 2017 (333-219522), of our report dated March 18, 2019 relating to the consolidated financial statements of MBT Financial Corp. (the "Company") and Management’s report on the effectiveness of internal control over financial reporting, which reports are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

March 18, 2019